Issuer Free Writing Prospectus dated 22 November 2024

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended

Relating to Preliminary Prospectus dated 20 November 2024

Registration Statement No. 333-282876

Hong Kong Pharma Digital Technology Holdings Limited Issuer Free Writing Prospectus dated 22 November 2024 Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Relating to Preliminary Prospectus dated 20 November 2024 Registration Statement No. 333 - 282876 November 2024 Investor Presentation

Forward-Looking Statements and Disclaimer

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

This presentation relates to the proposed public offering of ordinary shares of Hong Kong Pharma Digital Technology Holdings Limited ("we", "us" or the "Company"). This presentation includes statements that are, or may be deemed, "forward-looking statements." In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms "believes," "estimates," "anticipates," "expects," "plans", "intends", "may," "could," "might," "will," "should," "approximately," "potential," or in each case, their negative or other variations thereon although not all forward-looking statements contain these words. They appear in several places throughout this presentation and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, OTC pharmaceutical cross-border business market in China and the prospects of our e-commerce Supply Chain Services and Procurement & Distribution services as stated herein.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and regulatory developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this presentation, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operation, financial condition and liquidity, and the development of the industry we operate may differ materially from the forward-looking statements in this presentation as a result of, among other factors, the factors referenced in the "Risk Factors" section of the prospectus contained in our Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended (File No. 333-282876), for our proposed initial public offering (the "Registration Statement"). In addition, even if our result of operation, financial conditions and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this presentation, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this presentation speaks only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this presentation.

This presentation highlights basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read carefully the factors described in the "Risk Factors" section of the prospectus contained in the Registration Statement to better understand the risks and uncertainties inherent in our business and any forward-looking statements.

We have filed the Registration Statement (including a prospectus) with the SEC for the offering to which this presentation relates. The Registration Statement has not become effective yet. Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC for more complete information about us and the offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. The preliminary prospectus, dated 20 November 2024 available on SEC Website at: https://www.sec.gov/Archives/edgar/data/2007702/000121390024100674/ea0221496-f1a1_hongkong.htm

2

Forward-Looking Statements and Disclaimer

港藥數字科技 HONG KONG PHARMA DIGITAL TECHNOLOGY

Alternatively, we or our underwriters will arrange to send you the prospectus if you contact Bancroft Capital, LLC by calling (+1) 484-546-800, or emailing to InvestmentBanking@bancroft4vets.com, or contact Eddid Securities USA Inc. by calling (+1) 212-363-6888, or emailing to ecm@eddidusa.com or contact our Company by calling (+852) 2618-9289, or emailing to samwong@9zt.hk.

The securities of the Company have not been registered under the Securities Act of 1933, as amended, or any other applicable securities laws. The Company's securities have not been approved or disapproved by the SEC or any other regulatory or governmental authority, nor have any of the foregoing passed upon the accuracy or adequacy of the information presented. Any presentation to the contrary is a criminal offense.

The presentation shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or other jurisdiction. The Company's securities may only be sold pursuant to an effective registration statement filed with the SEC.

This presentation contains proprietary information that is the property of the Company. Neither this presentation nor the proprietary information contained herein shall be published, reproduced, copied, disclosed or used for any other purpose, other than the review and consideration of this presentation.

The forward-looking statements made in this presentation relate only to events or information as of the date on which the statements are made in this presentation. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read our prospectus and the documents that we refer to in this presentation and have filed as exhibits to the Registration Statement completely and with the understanding that our actual future results may be materially different from what we expect.

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The Offering See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss. Hong Kong Pharma Digital Technology Holdings Limited (the “Company”) Issuer Nasdaq Capital Market (Stock Symbol: HKPD) Proposed Exchange and Ticker Initial Public Offering Offering Type 10,000,000 ordinary shares, par value $0.001 per share (the “Ordinary Shares”) Pre - Offering Shares Outstanding 1,500,000 Ordinary Shares (including 1,000,000 Ordinary Shares offered by the Company and 500,000 Ordinary Shares offered by the Selling Shareholders) Number of Shares Offered up to 150,000 Ordinary Shares (equal to 15% of the Ordinary Shares sold by the Company in the offering) Over - Allotment Option 11,000,000 Ordinary Shares (or 11,150,000 Ordinary Shares if the underwriters exercise the over - allotment option in full) Post - Offering Shares Outstanding US$4.00 to US$6.00 per Ordinary Share Offering Price Range Approximately US$6.0 million (including US$4.0 million from the sale of 1,000,000 Ordinary Shares offered by the Company and US$2.0 million from the sale of 500,000 Ordinary Shares offered by the Selling Shareholders) at the lower end of the price range assuming no exercise of the Underwriters’ over - allotment option ( We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders ) Estimated Gross Proceeds (i) Development and upgrade of the supply chain ERP systems (15% of net proceeds); (ii) procurement of warehouse equipment to improve efficiency (15% of net proceeds); (iii) expansion of the sales and marketing team (20% of net proceeds); and (iv) general working capital and for other general corporate purposes (50% of net proceeds) Use of Proceeds Bancroft Capital, LLC Eddid Securities USA Inc. Underwriters 4

Company Overview

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

Based in Hong Kong, we have established ourselves as a leading provider of third-party supply chain services in Mainland China's OTC pharmaceutical cross-border e-commerce market

Ranked 1st in 2022

Revenue from Mainland China's Over-the-Counter pharmaceutical ("OTC") cross-border e-commerce supply chain services in Hong Kong ("HK"), as per Frost & Sullivan report

4,000+ Stock Keeping Unit* ("SKU")

The number of HK Department of Health ("HKDOH") -enlisted OTC products cataloged in our system, a significant head start against competitors

Revenue & net profit grew by 32.9% & 33.2%

Year ended 31 Mar. 2024 ("FY2024") vs. FY2023

Our corporate structure

Hong Kong Pharma Digital Technology Holdings Limited (Cayman Islands)

- 100% — Joint Cross Border Logistics Company Limited (Hong Kong) ("**JCBL**")
- 100% — V-Alliance Technology Supplies Limited (Hong Kong) ("**VATS**")

Our business segments

OTC pharmaceutical cross-border e-commerce supply chain services ("Supply Chain Services")

Market leader in one-stop supply chain solution for Mainland Chinese customers to access OTC products from overseas

OTC pharmaceutical cross-border procurement and distribution ("Procurement & Distribution")

Leveraging on supply chain data, we procure and sell overseas OTC products directly to merchants on Chinese e-commerce platforms and pharmaceutical distributors

5

** As of May 31, 2024*

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Industry Overview 6 Total Revenue of OTC Pharmaceutical Cross - border Procurement and Distribution Market (Mainland China), 2018 – 2027E Market Size of OTC Pharmaceutical Cross - border E - Commerce Supply Chain Services (Mainland China), 2018 – 2027E CAGR (2022 - 2027) CAGR (2018 - 2022) Market Size 42.0% 39.8% Mainland China CAGR (2022 - 2027E) CAGR (2018 - 2022) Market Size 5.5% 5.6% Mainland China • Market penetration will rise as costs decrease and efficiency improves • The market is projected to reach approximately RMB6,240.0 million by 2027 • Projected CAGR from 2022 to 2027 is 42.0% • Expected revenue for foreign OTC products in Mainland China will reach RMB98.6 billion by 2027 Market Size (Million RMB) 282.9 502.6 754.4 944.4 1,443.1 2,079.5 3,140.0 4,509.0 6,240.0 0 20 40 60 80 100 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2018 2019 2020 2021 2022 2023E 2024E 2025E 2026E 2027E 77.7% 50.1% 25.2% 1,081.8 14.5% 33.4% 44.1% 51.0% 43.6% 38.4% Market size of OTC Pharmaceutical Cross - border E - commerce Supply Chain Services Growth Rate Growth Rate (%) 60.9 67.4 69.4 74.9 75.6 82.0 87.2 91.4 95.1 98.6 0 5 10 15 20 25 100 90 80 70 60 50 40 30 20 10 0 2018 2019 Source: Frost & Sullivan 2020 2021 2022 2023E 2024E 2025E 2026E 2027E 10.7% 3.0% 7.9% 0.9% 8.5% 6.3% 4.8% 4.0% 3.7% Total Revenue Growth Rate Growth Rate (%) See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss. Total Revenue (Billion RMB) Addressable Market For OTC Cross - Border Procurement & Distribution Spectacular Growth of OTC Cross - Border E - Commerce Supply Chain Services

Industry Overview (con't)

港藥數字科技 HONG KONG PHARMA DIGITAL TECHNOLOGY

Market Drivers

Market Drivers

OTC Cross-Border E-Commerce Supply Chain

- ✓ Continuous rolling out of **supportive policies** such as the State Council issued "*Opinions on Accelerating the Development of New Forms and Modes of Foreign Trade*" in 2021
- ✓ **E-commerce penetration** takes away market share from traditional retail channels, increasing the demand for specialty e-commerce logistics services

OTC Cross-Border Procurement & Distribution

- ✓ **Rising health awareness** drives demand for branded healthcare products
- ✓ **Improving living standards** increases demand & expectation for personalized healthcare, as well as willingness to pay for overseas OTC products
- ✓ **Aging population** enlarges pharmaceutical demand

Source: Frost & Sullivan

Barriers of Entry

Barrier of Entry

Qualifications and Certificates

- ✓ Enlisted 4000+ SKU with HKDOH
- ✓ Obtained all requisite licenses
- ✓ Storage and packing premises approved by HKDOH

Reserve of Professionals

- ✓ Stable and enviable rosters of professional staff
- ✓ Complementary competencies in HKDOH enlisting, import and export licenses, customs clearance and warehouse management which are hard to replicate in short period of time

Strong Customer Relationships

- ✓ Established long-term cooperation with leading e-commerce platforms with real-time data link and efficient operation relationship
- ✓ Large customer base enables scale of economy and decreasing unit servicing costs

7

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

8 Competitive Landscape E - Commerce » Mainland China’s OTC Cross - border Supply Chain Services Market * As of December 31, 2022, there were approximately 150 companies that provide OTC cross - border logistics services for cross - border e - commerce platforms in Mainland China Market Players Top Three 3rd - party Service Providers by Revenue and Market Share of Supply Chain Services in HK for Mainland China’s OTC Cross - border E - Commerce, 2022 45.9 27.6 9.5 4.2 2.6 0.9 5 4 3 2 1 0 50 40 30 20 10 0 Our Company Company A Revenue of Supply Chain Services (Million RMB) Company B Market Share (%) » Hong Kong’s OTC Cross - Border Procurement & Distribution Market 20% In terms of revenue, 2022 Top five market participants 992 enterprises holding OTC cross - border Procurement & Distribution licenses in 2022 x Our Company through leveraging our big data & efficient supply chain system, captured 0.1% of this huge serviceable addressable market in 2022 with significant room to grow Market Players Cross - border logistics service providers affiliated with large pharmaceutical wholesalers or e - commerce platforms 3rd - party Supply Chain Services providers with pharmaceutical grade warehouse and cross - border transportation qualifications Market Share (%) Revenue of Supply Chain Services ( Million RMB ) Listing Status Company Name Ranking 4.2% 45.9 - Our Company 1 2.6% 27.6 Not Listed Company A 2 0.9% 9.5 Listed Company B 3 7.7% Top 3 Source: Frost & Sullivan See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Our Business Models Domestic Comprehensive e - commerce platforms Vertical pharmaceutical e - commerce platforms Overseas OTC Producers and OTC Distributors Overseas Cross - Border Supply Chain Services End Consumers Trading Companies Hospitals and Clinics Retail Stores Online Platforms On - sell to Downstream Business • Take principal ownership of goods in trade • Auxiliary services include product enlisting, obtaining import / export licenses etc. OTC Cross - Border Procurement & Distribution Mainland China and HK (through cross - border) Our position in the value chain in the Supply Chain Services market and Procurement & Distribution market respectively Supply Chain Services Procurement & Distribution See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss. 9

First Business Segment — OTC Cross-Border E-Commerce Supply Chain Services

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

Contributed 60.8% of our FY2024* Revenue

Regulatory Authorities

Hong Kong Department of Health (HKDOH); Hong Kong & Mainland China Customs

衛生署 Department of Health

香港特別行政區政府 香 港 海 關

GACC

Customers

- E-Commerce platform logistics partners
- Merchants on established Chinese e-commerce platforms

CAINIAO 菜鸟

JINGDONG

美团 Meituan

AliHealth 阿里健康

拼多多

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY



Suppliers

- OTC pharma producers & suppliers
- Logistics subcontractors
- Labor service providers & packaging suppliers


OTC

Enlist drugs to the Hong Kong Department of Health, and obtain import and export permits and clearances → **Overseas OTC procurement** → **Overseas OTC logistics arrangement** → **Warehousing services** → **Fulfillment services**

* For the year ended 31 March 2024

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

10

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

Seamless Cooperation with CAINIAO 菜鸟

- Started with CaiNiao*, who accounted for **47.5%** of our FY2023 revenue, we have since diversified our customer base to merchants on other mega e-commerce platforms including JD, Meituan, Pinduoduo, etc.
- In FY2024, revenue from Cainiao accounted for **15.5%** of our total revenue, proving **reducing dependence on CaiNiao**

拼多多 JINGDONG 美团 Meituan



We enter into

- End-to-End Logistics Service Agreement & Warehouse Service Agreement with CaiNiao, renew annually (current ones up to 31 Mar 2025)

We provide

- Warehousing, packaging, customs clearance, import compliance, compliance guidelines for online merchants, and product admission verification services for cross-border OTC products to CaiNiao

We serve

- Through CaiNiao, we serve the Alibaba Group's online trading platforms, as well as other e-commerce platforms that utilize CaiNiao's logistics services

** CaiNiao, an affiliate to Alibaba (BABA.US), has a global smart logistics network covering, over 200 countries / regions, with over 1100 warehouses, 380 sorting centers, 170k "pick-up, drop-off" stations worldwide; approx.170 chartered flights and BSAs per week on average & over 2700 line-haul trucking routes globally*

Source: Cainiao.com website, 22 Nov 2024

Alibaba.com 天猫国际 TMALL.HK 天猫 TMALL.COM 淘宝 Taobao 聚划算 juhuasuan.com AliExpress 1688.com

11

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Seamless Cooperation with CAINIAO 菜鸟 (con't)

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY



首页
入库
库内
出库
库存
仓内生产数据
学习中心
菜鸟 · 仓储态势
累计接单(单)
20,000
预测接单(单)
0
累计出库(单)
14,476
当日出库(单)
14,358
整单出库率
77.9%
待出库(单)
4,102
当日订单趋势
接单趋势
388
0
作业趋势
388
568
1382
1172
待办订单
波次达成
环节待产



CAINIAO 菜鸟
菜鳥醫藥物流中心
Cainiao Pharmaceutical Logistics Centre
藥品貯存室
Flat/ RM A3

Connecting to CaiNiao via real-time APIs we monitor key performance indicators including fulfillment accuracy, end-to-end fulfillment time, real-time inventory count & customer complaint etc.

Detailed & quantifiable performance tracking enable granular performance measurements node by node for operation improvements

Stable & stellar fulfillments led to **designated services outsourcing partner** status by CaiNiao

Our reliable performance and years of track record in servicing CaiNiao have laid a **solid foundation for long-term continuing cooperation**. This stands as a hallmark of our quality services, helping us **break into other e-commerce platforms**, and serving as a cornerstone for our growth in this **high growth, high market share** sector.

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See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Recent Expansion Removed Bottleneck of Growth in Supply Chain Services Enhance sorting and packaging capability » 20+ sorting, packaging machines and forklifts added, with 12 new packaging staff hired Reduce end - to - end fulfillment time » Time from receiving order to package loaded on outgoing truck reduced and efficiency increased 13 * Measured by the actual inventory of 738,726 pieces at storage on 13 Nov 2024 divided by the new facility’s maximum storage capacity of 900,000 pieces See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss. x Since mid Sep 2024 , we added over 20 % of our warehouse footage by leasing a new facility, which capacity utilization has already reached 82% * on 13 Nov 2024 x It enables us to: Improve our efficiency of pharmaceuticals delivery » Larger freight elevators & loading docks

Second Business Segment — OTC Cross-Border Procurement & Distribution

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

Contributed 37.3% of our FY2024* Revenue

Procurement

Demand Analysis → Negotiation with Suppliers → Enlisting, Import/Export Licensing if needed → Shipping Schedule Confirmation → Coordination with Freight Companies → Import Data Collection

Distribution

Sales Contract Execution → Product Availability Confirmation → Shipping Out After Payment Received



RICQLES

We currently keep abreast of new OTC drugs mainly through four channels:

- ✓ Distributor Partner Recommendations
- ✓ Professional Conferences and Exhibitions
- ✓ Manufacturer Promotions
- ✓ Supply Chain Data

* For the year ended 31 March 2024

14

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Company Awards and Certifications

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

Awards and Accreditations

HONG KONG CHINESE PREPARED MEDICINE TRADERS ASSOCIATION
香港中成藥商會有限公司
HONG KONG CHINESE PREPARED MEDICINE TRADERS ASSOCIATION LIMITED
DIRECTOR

THE H.K. MEDICINE DEALERS' GUILD
MEMBER

PHARMACEUTICAL DISTRIBUTORS ASSOCIATON OF HONG KONG
The Pharmaceutical Distributors Association of Hong Kong
PDA
MEMBER

中国医药物资协会
CHINA MEDICAL PHARMACEUTICAL MATERIAL ASSOCIATION
MEMBER

Certifications, Licenses and Permits

July 2024
Business Registration Ordinance (Chapter 310) – Business Registration Certificate

July 2024
Chinese Medicine Ordinance (Chapter 549) –Wholesaler License in Proprietary Chinese Medicines

June 2024
Pharmacy and Poisons Ordinance (Chapter 138) – Wholesale Dealer License

December 2023
Pesticides Ordinance (Chapter 133) –Pesticides License

October 2023
The Antibiotics Ordinance (Chapter 137) –Permit

July 2023
Food Safety Ordinance (Chapter 612) –Registration as Food Importer/Food Distributor

January 2023
Chinese Medicine Ordinance (Chapter 549) –Wholesaler License in Proprietary Chinese Medicines

January 2023
ISO 9001: 2015 Quality Management System

August 2021
Waste Disposal Ordinance (Chapter 354) –Registration of Waste Producer

15

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Founders with Complementary Skill Sets

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY



Mr. Lap Sun Wong

Founder, Chief Executive Officer and Chairman of the Board of Directors (“Board”)

- Founded VATS in 2016; joined JCBL in 2019
- **Serial entrepreneur** in logistics since establishment of Chuang Yi (International) Enterprise Ltd in HK in 2000. Expanded globally through DHL and UPS networks
- Extensive experience in cross-border e-commerce and managerial expertise, proven adaptability to changing market demands


E-COMMERCE


SUPPLY CHAIN



Mr. Zhifang Zhang

Director

香港跨境電子商務協會
HONG KONG CROSS-BORDER E-COMMERCE ASSOCIATION




PHARMACEUTICAL

- Executive Director at JCBL since 2022
- Executive Chairman of Hong Kong Cross-Border E-Commerce Association since 2016
- Director at Hong Kong Chinese Prepared Medicine Traders Association since 2014
- Executive roles at Universal Health International Group Holding Limited (2014-2019), Phoenix Pharmaceutical Holdings Hong Kong Limited, and Takeda Pharmaceuticals, the11th largest pharmaceutical company in the world by 2022 revenue (1998-2006)
- **Attending Physician in Internal Medicine** (1987-1998), Master of Science in Global Business Management and E-Commerce (2002), Bachelor’s degree in Clinical Medicine (1987)

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See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Other Management Team & Independent Directors

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

Mr. Man Bun Kwok
Chief Financial Officer

- Finance Manager at Marbury Corporate Advisory Service Limited (Apr 2023 - Mar 2024)
- Senior Accountant at Wismettac Nippon Foods Co., Ltd. (Nov 2020 - Apr 2023)
- Senior Accounting Supervisor at Tanatex Chemicals Hong Kong Ltd (2014 - Nov 2020)
- Bachelor of Arts (Honors) in Accountancy (2005) and Master in Corporate Finance (2009) from The Hong Kong Polytechnic University.

Ms. Yingying Li
Chief Operating Officer

- Joined JCBL since May 2020
- Assistant to CEO (2021-2024), managing OTC logistics
- Bachelor's degree in Business Administration from Guangdong Ocean University (2019)

Independent Directors*


FINANCE

Raina Zou

- Expertise in accounting, financial reporting, taxation compliance, and executive roles across wholesale, retail, and e-commerce sectors
- Founder, Leisure Made Capital Group in Dec 2022
- Director of Finance & Operations, Kevyn Aucoin Beauty Inc. (since Apr 2022)
- Head of Accounting North America, Brompton Bicycle Inc. (Mar 2021 - Mar 2022)
- CFO, Jennifer Convertibles (Apr 2016 - May 2019)
- Director, Orisun II Acquisition Corp (Jan 2022 - Dec 2023)
- Director, DLC Development Corporation (since Oct 2022)
- Director, Everpower International Limited Holdings (since May 2021)


BIOTECH

Dr. King Yin Lai

- Over 20 years of research experience & decade in senior management, published over 10 research articles, holds three patents
- Technology Transfer Lead at Faculty of Medicine, University of Hong Kong ("HKU") since Sep 2023
- INED at China Treasures New Materials Group Ltd since Mar 2023
- Co-founded Novus Life Sciences Ltd in 2014
- CTO at Labway Biotechnology Limited (Jan 2020 – Aug 2023)
- Ph.D. in Surgery (2015), M.Phil. in Microbiology (2011), MMedSc (2006), HKU


MODERN
TCM

Dr. Kam Leung Chan

- Extensive experience in Chinese medicine research
- INED and Chairman of Nomination Committee, Modern Chinese Medicine Group Co., Ltd. (Jan 2021 - Apr 2023)
- Director and Council Member, Hong Kong College of Community Health Practitioners Limited (since Dec 2017)
- Certificate of Commendation from the Secretary for Home Affairs of Hong Kong (Dec 2019)
- Lecturer (since Aug 2012), Instructor (Feb 2008 - Jul 2012) at School of Chinese Medicine, Chinese University of Hong Kong
- Ph.D. in Chinese Medicine (2007), Chinese University of Hong Kong

** They remain independent director nominees until the Registration Statement becomes effective*

17

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Our Competitive Strengths Advanced Proprietary Technology Infrastructure We utilize systematic order management, seamlessly integrated with warehouse management Scalability We secure and collaborate with major platform logistics partners and top - tier merchants Flexibility of Our Offerings We tailor our comprehensive offerings and holistic one - stop solution to meet customers’ unique needs Regulatory Compliance We work closely with government authorities to ensure compliance and efficiency of logistics operations Seasoned and Visionary Management Team and Established Market Presence We have management team with extensive and complementary industry experience 18 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Our Growth Strategies Improve accuracy by implementing smart shipping and receiving equipment for automatic identification and counting of goods and packages, automate the assembly line to reduce manual operations and labor costs, and design storage facilities tailored to pharmaceutical products to enhance warehouse space utilization Continuously Upgrade Our Technology Infrastructure Plan to establish a sales team in Mainland China, primarily for acquiring more merchants, and further expanding into fast growing new customer segments such as internet hospitals who need access to new drugs overseas (e.g. American drugs, Indian drugs) Expand Our Sales Team Improving accounts receivable turnover rates, establishing a robust credit management system, assessing and managing customer credit, reducing inventory turnover times, optimizing procurement plans, and minimizing inventory retention times Optimize Working Capital and Operations 19 See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Financial Highlights 998 1,330 FY2023 FY2024 8,052 10,146 4,481 6,218 23 325 FY2024 Procurement and Distribution FY2023 Consignment sales and other revenue Supply Chain Services 12,556 16,688 Net Profit (USD’000) Total Revenue (USD’000) For the years ended March 31, 2024 For the years ended March 31, 2023 (USD’000, except for %) 16,688 12,556 Total Revenue 3,559 2,739 Gross profit 21.3% 21.8% Gross Margin (%) 1,526 1,021 Profit before income taxes (196) (23) Income tax expense 1,330 998 Net profit Selected Income Statement Data (audited) Selected Cash Flow Data (audited) For the years ended March 31, 2024 For the years ended March 31, 2023 (USD’000) (394) 1,727 Cash Flows provided by (used in) operating activities (41) (132) Cash Flows used in investing activities 537 (1,156) Cash Flows provided by (used in) financing activities 20 32.9% 33.2% See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Financial Highlights (con't)

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

Diversification and enlargement of customer base

✓ Supply Chain Services' dependency on CaiNiao has reduced, and total number of supply chain customers increased from 176 in FY2023 to 218 in FY2024

Twin growth engines

✓ Procurement & Distribution revenue grew by 38.8% from FY2023 to FY2024 (vs 26% for Supply Chain Services), proving our ability to leverage on our supply chain data & customer reach to accelerate Procurement & Distribution

✓ Approx. 50% IPO proceeds would be used to fund general working capital and corporate purposes, lifting a key bottleneck in Procurement & Distribution

Stable gross margin amid growth

✓ Gross margin maintained at 21.3% in FY2024 vs 21.8% in FY2023

4000+	6000+	300+	100+
Number of HKDOH-enlisted OTC products	Number of SKUs operated	Number of retailers	Number of suppliers

As of October 1, 2024

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See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Investment Highlights

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

1 Operational efficiency and synergy

i. Interface with multiple platforms such as Tmall, Pinduoduo, Meituan and JD.com, enable merchants to engage us as their centralized procurement, storage & shipping post across their stores in multiple platforms

ii. Twin growth engines facilitate the conversion and synergy between the customers in Supply Chain Services sector and Procurement & Distribution sector

iii. Systematic order management seamlessly integrated with warehouse management system which optimize picking, packing and shipment by SKU, shipment destinations and quantities to streamline workflows, reduce employee disruption & thereby drive efficiency

2 Robust industry growth

i. Driven by favorable government policies, increasing e-commerce penetration, rising health awareness, improving living standards, aging population

ii. We believe today we are the largest one-stop services provider in Hong Kong for Chinese cross-border OTC e-Commerce Supply Chain Services, which would ride on the 42% CAGR market growth from 2022-2027

3 Formidable barrier of entry

i. 4000+ SKUs enlisted up to date; enviable rosters of professional staff with complementary competencies

ii. Established long-term cooperation with leading e-commerce platforms & efficient operation relationship

iii. Industry growth and large customer base will enable us to further capitalize on economies of scale, enable us to offer competitive prices and decreasing unit servicing costs

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See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

Investment Highlights (con't)

港藥數字科技
HONG KONG PHARMA DIGITAL TECHNOLOGY

4 **Experienced and visionary management team**

i. Founder/CEO is a serial entrepreneur in supply chain with over 20 years of management experience in logistics and e-commerce

ii. Co-founder has practiced as a medical doctor and held senior positions in Takeda Pharmaceuticals (11th largest pharmaceutical company in the world by 2022 revenue*) and a Hong Kong listed Chinese pharmaceutical distributor

iii. Management team members have complementary industry experience in a variety of areas including supply chain services, risk and compliance, capital market and the pharmaceuticals industries

5 **Long-established and highly-integrated relationships with leading e-commerce platforms**

i. Established close cooperation with large logistics partners such as CaiNiao and top online merchants

ii. One-stop comprehensive solutions and direct data links are "sticky" to logistics & e-commerce platforms

iii. Superb services render our premises designated by CaiNiao as their "Pharmaceutical Logistics Centre"

6 **Proceeds from listing will propel our growth**

i. Listing on Nasdaq will improve our financial condition and access to capital, as well as publicity and visibility

ii. Potential to accelerate growth through upgrading our technology infrastructure and supply chain system, and to remove working capital constraint in Procurement & Distribution

Source: https://www.drugdiscoverytrends.com/2023-pharma-50-largest-companies/

See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Past performance is not indicative of future results. Investments maybe speculative, illiquid and there is a risk of loss.

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Thank you Hong Kong Pharma Digital Technology Holdings Limited Sam Wong (+852) 2618 - 9289 samwong@9zt.hk Bancroft Capital, LLC Robert L. Malin (+1) 646 - 510 - 4455 rmalin@bancroft4vets.com Eddid Securities USA Inc. Tom Li (+1) 212 - 363 - 6888 ecm@eddidusa.com Contact Information